Exhibit 13

CERTIFICATION BY CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of BrainsWay Ltd. (the “Company”) on Form 20-F for the year ended December 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to

§906 of the Sarbanes-Oxley Act of 2002, that to such officer’s knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 20, 2026

/s/ Hadar Levy

Hadar Levy

Chief Executive Officer

/s/ Ido Marom

Ido Marom

Chief Financial Officer